EXHIBIT 99.1

  Esterline Reports 1Q Earnings of $12.8 Million, or $.49 Per Share,
                       on $257.2 Million Sales

    BELLEVUE, Wash.--(BUSINESS WIRE)--March 5, 2007--Esterline Technologies (NYSE:ESL) (www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported fiscal 2007 first quarter (ended January 26) net earnings of $12.8 million, or $.49 per diluted share. This includes a $2.1 million tax benefit resulting from the retroactive extension of U.S. Research and Experimentation tax credits signed into law on December 21, 2006. Year-ago net earnings were $8.4 million, or $.32 per diluted share. First quarter 2007 sales were $257.2 million compared with $205.7 million a year ago.

    Robert W. Cremin, Esterline CEO, said that the performance reflected in a 38% year-over-year increase in pretax earnings was "...essentially in line with company expectations," and that Esterline's "...growth prospects for the year remain on track."

    On February 1, 2007, Esterline announced an agreement to acquire CMC Electronics, a Canadian designer/manufacturer of high-technology electronics products for aerospace/defense applications, including global positioning, enhanced vision and flight management systems. Cremin said that he expects the transaction to close in the first part of March, pending certain governmental approvals. He said the acquisition of CMC is a natural evolution for Esterline that will "...significantly expand our avionics capability and better enable us to respond to our customers' higher technology demands."

    Cremin said that CMC's anticipated contributions to Esterline earnings in the remainder of the fiscal year would be influenced by the timing of the transaction's completion and the effect of purchase accounting rules. In this context, and including the previously reported tax benefits, the company is maintaining its full-year earnings guidance range of $2.45 to $2.60 per share.

    Consolidated gross margin in the quarter was 29% compared with 30.6% a year ago. Several events effected this change, including quality issues caused by vendor supplied materials at a California plant, and a contract overrun at a Illinois unit that manufactures data concentrators -- both operations are within Esterline's Sensors & Systems business segment. In the company's Advanced Materials segment, a continued shut-down of part of the company's UK countermeasure flares facility following a June 2006 explosion also impacted margins.

    Selling, general and administrative expenses (SG&A) totaled $42.4 million in the first quarter of 2007, compared with $35.9 million a year ago, primarily due to incremental SG&A expenses from acquisitions. As a percent of sales, SG&A declined a full percentage point to 16.5% in the first quarter of 2007 compared with 17.5% in the prior-year period.

    Research, development and engineering (RD&E) expense during the quarter was $13.6 million, or 5.3% of sales, compared with $10.3 million, or 5.0% of sales in the year-ago quarter. RD&E spending is expected to return to more historical levels during the second half of fiscal 2007.

    Backlog at the end of the first quarter was $656.5 million compared with $546.2 million at the end of the prior-year period, and $653.5 million at the end of fiscal 2006.

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will," or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline's or its industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline's actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline's public filings with the Securities and Exchange Commission.

    EDITOR: See Consolidated Statement of Operations and Consolidated Balance Sheet

ESTERLINE TECHNOLOGIES CORPORATION
Consolidated Statement of Operations
-------------------------------------------------
In thousands, except per share amounts

                                                  Three months ended
                                                   Jan 26,     Jan 27,
                                                     2007        2006
Segment Sales
  Avionics & Controls                            $ 75,505    $ 62,442
  Sensors & Systems                                86,191      73,470
  Advanced Materials                               95,548      69,753
                                                  --------    --------

Net Sales                                         257,244     205,665

Cost of Sales                                     182,675     142,806
                                                  --------    --------
                                                   74,569      62,859
Expenses
  Selling, general and administrative              42,375      35,890
  Research, development and engineering            13,551      10,333
                                                  --------    --------
  Total Expenses                                   55,926      46,223

Other
  Other income                                        (10)       (199)
  Insurance recovery                               (1,647)         --
                                                  --------    --------
  Total Other                                      (1,657)       (199)
                                                  --------    --------

Operating Earnings                                 20,300      16,835

  Interest income                                    (504)       (859)
  Interest expense                                  5,524       4,505
  Loss on extinguishment of debt                       --       2,156
                                                  --------    --------
Other Expense, Net                                  5,020       5,802
                                                  --------    --------

Income Before Income Taxes                         15,280      11,033
Income Tax Expense                                  2,385       2,556
                                                  --------    --------
Income Before Minority Interest                    12,895       8,477
Minority Interest                                     (94)       (113)
                                                  --------    --------

Net Earnings                                     $ 12,801    $  8,364
                                                  ========    ========

Earnings Per Share:
  Basic                                          $    .50    $    .33
  Diluted                                        $    .49    $    .32

Consolidated Balance Sheet
---------------------------------------------
In thousands                                     Jan 26,       Jan 27,
                                                   2007          2006
Assets
Current Assets
  Cash and cash equivalents                  $   48,264    $   61,634
  Cash in escrow                                  4,460        12,017
  Accounts receivable, net                      174,139       149,596
  Inventories                                   190,172       148,199
  Income tax refundable                           8,550            --
  Deferred income tax benefits                   29,984        25,464
  Prepaid expenses                               12,146         8,966
                                              ----------    ----------
     Total Current Assets                       467,715       405,876

Property, Plant and Equipment, Net              171,651       148,815

Other Non-Current Assets
  Goodwill                                      370,755       324,452
  Intangibles, net                              243,315       222,923
  Debt issuance costs, net                        4,300         4,975
  Deferred income tax benefits                   14,790        14,027
  Other assets                                   27,119        24,904
                                              ----------    ----------
                                             $1,299,645    $1,145,972
                                              ==========    ==========

Liabilities and Shareholders' Equity
Current Liabilities
  Accounts payable                           $   56,574    $   46,021
  Accrued liabilities                           102,810       100,057
  Credit facilities                               8,011        83,868
  Current maturities of long-term debt            7,282         2,007
  Federal and foreign income taxes                3,716         7,872
                                              ----------    ----------
    Total Current Liabilities                   178,393       239,825

Long-Term Liabilities
  Long-term debt, net of current maturities     283,320       178,638
  Deferred income taxes                          74,231        65,281
  Other liabilities                              24,462        27,799

Minority Interest                                 3,318         2,826
Shareholders' Equity                            735,921       631,603
                                              ----------    ----------
                                             $1,299,645    $1,145,972
                                              ==========    ==========

    CONTACT: Esterline Technologies
             Brian Keogh, 425-453-9400